Exhibit 10.59

www.netapp.com	919 476 5750 Tel	7301 Kit Creek Road
Research Triangle Park, NC
27709
NOTICE OF TERMINATION
April 23, 2009
J.P. Morgan Chase Bank, as Agent to the Credit Agreement referred to below
Attention: Bank Loan Syndications Department
Ladies and Gentlemen:
The undersigned, NetApp, Inc., refers to the Secured Credit Agreement, dated as of October 5, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, JPMorgan Chase Bank, N.A., as Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.09 of the Credit Agreement that the undersigned hereby requests a termination of the Credit Agreement effective as of April 24, 2009.
Very truly yours,
NetApp, Inc.
By /s/ Ingemar Lanevi
Title: Vice President & Corporate Treasurer
Legal Reference